Exhibit 99.1

PRESS RELEASE

7/22/21

Carlisle Companies Reports Second Quarter Earnings

SCOTTSDALE, ARIZONA, July 22, 2021 - Carlisle Companies Incorporated (NYSE:CSL) today announced its second quarter 2021 financial results.

•Reported consolidated second quarter revenue of $1.2 billion, up 22% from second quarter 2020
•Delivered second quarter diluted EPS of $1.77; adjusted diluted EPS of $2.16
•Repurchased 643 thousand shares for $116 million, 1.6 million shares for $266 million YTD
•Strong volume leverage at CCM and continued price discipline delivered second quarter margin expansion year-over-year
•Signed a definitive agreement to acquire Henry Company for $1.575 billion

Comments from Chris Koch, Chairman, President and Chief Executive Officer

"I am pleased that Carlisle's performance continues to strengthen as we accelerate into the recovery. Given our adherence to strict safety measures across our global footprint, I am happy to report Carlisle's COVID-19 related infection rates approached zero in the second quarter. Over a year removed from the pandemic's initial impact, we are well positioned to meet Carlisle's center-led Vision 2025 objectives, supported by confidence in the fundamentals of our businesses, positive long-term trends, and a commitment to providing our customers superior service through the Carlisle Experience.

I am also excited by our recently announced agreement to acquire Henry Company, a best-in-class provider of building envelope systems that control the flow of water, vapor and energy to optimize building sustainability. Henry also will augment CCM’s growth and innovation efforts in commercial construction and increase its presence in residential construction in North America. Henry generated revenue of $511 million and adjusted EBITDA of $119 million, representing an adjusted EBITDA margin of 23%, for the twelve months ended May 31, 2021.

We also continue to deliver on our Vision 2025, center-led strategies. As a reminder, Vision 2025 provides clear direction and consistency of mission to guide our efforts to deliver in excess of $15 of earnings per share. A few highlights of the second quarter of 2021 include:

•On April 20th, Carlisle announced plans to invest more than $60 million to build a state-of-the-art facility in Sikeston, Missouri where CCM will manufacture energy-efficient polyiso insulation.
•On May 25th, consistent with our portfolio optimization strategy, we announced an agreement to sell Carlisle Brake & Friction (CBF) to CentroMotion for the opportunity to receive $375 million.
•On June 2nd, we announced that construction has begun on CCM's sixth TPO manufacturing line, which will produce the commercial roofing industry’s first 16-foot-wide TPO membranes.
•We continue to take a disciplined approach to pricing across our businesses, realizing the full value of our products through the Carlisle Experience. These efforts were supported by our purchasing teams, which both ensured supply in the current constrained environment, and optimized our input costs.
•Our ESG efforts continue to gain momentum. In April, we published our 2020 Sustainability Report. We also are making solid progress gathering data to set energy consumption and GHG reduction targets.
•We achieved gross savings, benefits and cost avoidance of 1% as a percent of sales through the Carlisle Operating System, within our 1-2% targeted range.
•Finally, we remained disciplined and opportunistic in our capital deployment strategy. In the quarter, we repurchased 643 thousand shares for $116 million, bringing our year-to-date total to 1.6 million shares for $266 million. We also returned $28 million to shareholders in the form of dividends.

CCM's performance continues to confirm our conviction that Carlisle's strategic pivot to our highest-returning business is the correct path. Carlisle's positive second quarter results were driven by CCM, which continues to benefit from the strong re-roofing cycle in the United States. All of CCM's platforms delivered double digit sales growth, while our Architectural Metals and Spray Foam Insulation businesses delivered over 40% growth. CCM is committed to delivering the full value of the Carlisle Experience and being the manufacturer of choice with second-to-none reliability for all of our channel partners. These efforts were clearly demonstrated in the second quarter with solid execution meeting unusually strong demand despite the significant supply constraints. CCM continues to operate with agility and precision, adjusting quickly to the downturn in 2020, and just as quickly adjusting to the upturn in 2021. Lastly, our new investments in Sikeston, MO and industry-first 16-foot-wide TPO line in Carlisle, PA are evidence of our conviction in CCM's attractive long-term growth prospects.

While CCM generated most of our earnings in the second quarter of 2021, our other businesses exhibited continued progress. CIT's results were in line with subdued expectations. Given expanding global vaccine rollout, increased domestic travel, European countries opening their borders to American and other vaccinated travelers and improvements in CIT's order book, we continue to believe CIT is positioned for sequential improvement going forward. Taken together with the improving backlog in our Medical Technologies business, we are optimistic CIT will return to growth in the second half of 2021.

CFT delivered improved revenue and operating income performance in the quarter driven by a commitment to new product introductions, price discipline and integrating our newer platforms. With end markets strengthening, the team continues to execute on Vision 2025 initiatives and focus on enhancing our customers' experience.

Vision 2025 continues to provide Carlisle clear direction. We have stayed the course on our strategy throughout the past year and a half and have regained positive momentum across all segments. We are well positioned to accelerate through the recovery and beyond. In closing, I want to once again express my gratitude to our dedicated employees, their families, our business partners and all those associated with Carlisle's success.

Second Quarter 2021

Revenue of $1.2 billion increased 22.0% year-over-year. Organic revenue increased 20.7% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar). Acquired revenues contributed a total of 0.4% in the quarter. Changes in foreign exchange rates had a positive 0.9% impact on revenues.

Operating income for the second quarter of $133.8 million increased 16.9% from $114.5 million in the second quarter of 2020. Income from continuing operations for the second quarter of $94.1 million increased 23.8% from $76.0 million in the second quarter of 2020. Adjusted EBITDA for the second quarter of 2021 of $191.7 million increased 6.3% from $180.4 million in the second quarter of 2020.

Diluted EPS for the second quarter of $1.77 increased 29.2% from $1.37 in the second quarter of 2020. Adjusted diluted EPS for the second quarter of $2.16 increased 10.8% from $1.95 in the second quarter of 2020. The increase in EPS reflects better operating results at CCM and CFT and share repurchases, partially offset by higher corporate expense and lower operating results at CIT.

Second Quarter 2021 Segment Highlights

Carlisle Construction Materials (CCM)
•Revenues of $937.3 million, up 27.5% (+26.8% organic) year-over-year, were driven by strength of U.S. commercial roofing demand, price, strong performances by our Architectural Metals and Polyurethane platforms, and positive results in Europe.
•Operating income was $177.4 million, up 28.9% year-over-year. Operating margin of 18.9%, a 20 basis point improvement, was driven by higher volumes, price and savings from COS, partially offset by raw material inflation.
•Adjusted EBITDA was $201.2 million, up 24.0% year-over-year, reflecting an adjusted EBITDA margin of 21.5%, a 60 basis point decline.
•We now expect full year sales to be up high-teens.

Carlisle Interconnect Technologies (CIT)
•Revenues of $168.9 million, down 8.2% (-9.7% organic) year-over-year, were negatively impacted by the continued decline in orders from aerospace customers, partially offset by price realization and acquisitions.
•Operating loss was $12.9 million. Operating margin of -7.6%, was affected by lower volumes, unfavorable mix and raw material inflation, partially offset by savings from COS and lower operating expenses.
•Adjusted EBITDA was $13.5 million, down 41.3% year-over-year, reflecting an adjusted EBITDA margin of 8.0%, a 450 basis point decline.
•We continue to expect full year sales to be down mid-single to high-single digits.

Carlisle Fluid Technologies (CFT)
•Revenues of $71.6 million, up 54.0% (+44.3% organic) year-over-year, reflected higher volumes, especially in Automotive Refinish and Transportation markets, price and acquisitions.
•Operating income was $6.6 million. Operating margin of 9.2% reflected higher volumes, price realization, and savings from COS, partially offset by higher SG&A and operating expenses.
•Adjusted EBITDA was $11.4 million, up 395.7% year-over-year, reflecting an adjusted EBITDA margin of 15.9%, a 1,100 basis point improvement.
•We now expect full year sales to be up mid-teens.

Beginning in the second quarter of 2021, Carlisle determined that its business Carlisle Brake & Friction (CBF) met the discontinued operations criteria and, as such, the business has been excluded from continuing operations and segment results for all periods presented.

Cash Flow

Operating cash flow from continuing operations for the six months ended June, 30 2021, was $160.7 million, a decrease of $50.2 million versus the prior year. Free cash flow from continuing operations (defined as cash provided by operating activities less capital expenditures, and comprised of continuing operations) was $111.2 million for the six months ended June, 30 2021, a decrease of $56.4 million versus the prior year. Our priorities for the use of cash are to invest in growth and performance improvement opportunities for our existing businesses through capital expenditures, complete strategic acquisitions that meet return criteria and return value to shareholders through dividend payments and share repurchases.

During the three months ended June 30, 2021, we deployed $115.6 million in share repurchases and $27.6 million in dividends paid. As of June 30, 2021, we had $713.3 million of cash and $1.0 billion of availability under our revolving credit facility.

Conference Call and Webcast

Carlisle will discuss second quarter 2021 results on a conference call at 5:00 p.m. ET today. The call may be accessed live by going to the Investor Relations section of the Carlisle website, or the taped call may be listened to shortly following the live call at the same website location. A PowerPoint presentation will accompany the call and can be found on the Carlisle website as well.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential or expected impacts of the global coronavirus (COVID-19) pandemic. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: risks from the global coronavirus (COVID-19) pandemic including, for example, expectations regarding the impact of the coronavirus (COVID-19) on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results or our full-year financial outlook, increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/

services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful identification, completion and integration of our strategic acquisitions, including Henry Company; the successful completion of strategic dispositions, including CBF; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement.

Non-GAAP Disclosure

This press release also contains certain financial measures such as adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, organic revenue and free cash flow which are not recognized under U.S. generally accepted accounting principles. Management believes that adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s business and evaluate Carlisle’s performance relative to peer companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a leading supplier of innovative Building Envelope products and energy-efficient solutions for customers creating sustainable buildings of the future. Through its Construction Materials (CCM) business and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers across the planet through the Carlisle Experience. Over the life of a building, Carlisle’s products help drive lower GHG emissions, improve energy savings for building owners and operators, and increase a building’s resiliency to the elements. Driven by our strategic plan, Vision 2025, Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle also is a leading provider of products to the Aerospace, Medical Technologies and General Industrial markets through its Interconnect Technologies (CIT) and Fluid Technologies (CFT) business segments. Carlisle is headquartered in Scottsdale, Arizona with more than 180 locations worldwide. Leveraging the talents of over 13,000 employees, Carlisle generated $4.2 billion in revenues in 2020. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Jim Giannakouros, CFA
Vice President of Investor Relations
(480) 781-5135
jgiannakouros@carlisle.com

•EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Revenues	$1,177.8	$965.4	$2,118.7	$1,924.6

Cost of goods sold	870.1	695.3	1,566.1	1,385.1
Selling and administrative expenses	161.3	144.6	312.1	295.5
Research and development expenses	13.8	11.7	24.2	23.6
Other operating income, net	(1.2)	(0.7)	(2.2)	(1.3)
Operating income	133.8	114.5	218.5	221.7
Interest expense, net	19.2	19.7	38.4	38.7
Loss on extinguishment of debt	—	—	—	8.8
Interest income	(0.4)	(2.6)	(0.9)	(3.3)
Other non-operating expense (income), net	1.1	(0.7)	4.7	(0.9)
Income from continuing operations before income taxes	113.9	98.1	176.3	178.4
Provision for income taxes	19.8	22.1	33.1	37.6
Income from continuing operations	94.1	76.0	143.2	140.8

Discontinued operations:
Income (loss) before income taxes	6.3	(1.1)	10.8	(5.2)
Provision for (benefit from) income taxes	1.1	(0.5)	2.5	(1.6)
Income (loss) from discontinued operations	5.2	(0.6)	8.3	(3.6)
Net income	$99.3	$75.4	$151.5	$137.2

Earnings per share attributable to common shares:
Income from continuing operations	$1.79	$1.38	$2.71	$2.54
Income (loss) from discontinued operations	0.10	(0.01)	0.16	(0.07)
Basic earnings per share	$1.89	$1.37	$2.87	$2.47

Diluted earnings per share attributable to common shares:
Income from continuing operations	$1.77	$1.37	$2.68	$2.52
Income (loss) from discontinued operations	0.10	(0.01)	0.16	(0.07)
Diluted earnings per share	$1.87	$1.36	$2.84	$2.45

Average shares outstanding:
Basic	52.3	54.8	52.7	55.3
Diluted	53.0	55.2	53.3	55.8

Dividends declared and paid per share	$0.525	$0.50	$1.05	$1.00

I

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2021	2020
Net cash provided by operating activities	$171.5	$226.3

Investing activities:
Capital expenditures	(55.1)	(48.5)
Investment in securities	(10.2)	—
Acquisitions, net of cash acquired	—	(2.4)
Other investing activities, net	1.8	0.9
Net cash used in investing activities	(63.5)	(50.0)

Financing activities:
Proceeds from notes	—	740.7
Repayments of notes	—	(258.5)
Borrowings from revolving credit facility	—	500.0
Repayments of revolving credit facility	—	(500.0)
Financing costs	—	(24.2)
Repurchases of common stock	(265.6)	(191.8)
Dividends paid	(56.0)	(56.0)
Proceeds from exercise of stock options	45.6	11.4
Withholding tax paid related to stock-based compensation	(7.7)	(6.4)
Other financing activities, net	(0.8)	(0.5)
Net cash (used in) provided by financing activities	(284.5)	214.7

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.3)	(4.5)

Change in cash and cash equivalents	(176.8)	386.5
Less: change in cash and cash equivalents of discontinued operations	7.0	0.9
Cash and cash equivalents at beginning of period	897.1	342.5
Cash and cash equivalents at end of period	$713.3	$728.1

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2021	December 31, 2020
Cash and cash equivalents	$713.3	$897.1
Long-term debt, including current portion	2,081.6	2,081.3
Total shareholders' equity	2,417.9	2,537.7

II

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue

Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
(in millions)	CSL		CCM		CIT		CFT
2020 Revenue (GAAP)	$965.4		$734.9		$184.0		$46.5
Volume/Price	200.2	20.7%	197.4	26.8%	(17.8)	(9.7)%	20.6	44.3%
Organic revenue	200.2	20.7%	197.4	26.8%	(17.8)	(9.7)%	20.6	44.3%
Acquisitions	3.6	0.4%	—	—%	1.9	1.1%	1.7	3.6%
FX impact	8.6	0.9%	5.0	0.7%	0.8	0.4%	2.8	6.1%
Total change	212.4	22.0%	202.4	27.5%	(15.1)	(8.2)%	25.1	54.0%
2021 Revenue (GAAP)	$1,177.8		$937.3		$168.9		$71.6

	Six Months Ended June 30,
(in millions)	CSL		CCM		CIT		CFT
2020 Revenue (GAAP)	$1,924.6		$1,411.3		$408.5		$104.8
Volume/Price	171.1	8.9%	236.1	16.7%	(88.7)	(21.7)%	23.7	22.7%
Organic revenue	171.1	8.9%	236.1	16.7%	(88.7)	(21.7)%	23.7	22.7%
Acquisitions	7.8	0.4%	—	—%	3.7	0.9%	4.1	3.9%
FX impact	15.2	0.8%	9.2	0.7%	1.2	0.3%	4.8	4.5%
Total change	194.1	10.1%	245.3	17.4%	(83.8)	(20.5)%	32.6	31.1%
2021 Revenue (GAAP)	$2,118.7		$1,656.6		$324.7		$137.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow

Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. This information differs from operating cash flow determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Operating cash flow (GAAP)	$103.9	$173.1	$171.5	$226.3
Less: operating cash flow from discontinued operations	7.3	11.3	10.8	15.4
Operating cash flow from continuing operations	$96.6	$161.8	$160.7	$210.9

Capital expenditures (GAAP)	$(35.1)	$(25.7)	$(55.1)	$(48.5)
Less: capital expenditures from discontinued operations	(3.1)	(3.6)	(5.6)	(5.2)
Capital expenditures from continuing operations	$(32.0)	$(22.1)	$(49.5)	$(43.3)

Operating cash flow from continuing operations	$96.6	$161.8	$160.7	$210.9
Less: capital expenditures from continuing operations	(32.0)	(22.1)	(49.5)	(43.3)
Free cash flow from continuing operations	$64.6	$139.7	$111.2	$167.6

III

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before income, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin is intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and operating income determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Net income (GAAP)	$99.3	$75.4	$151.5	$137.2
Less: income (loss) from discontinued operations (GAAP)	5.2	(0.6)	8.3	(3.6)
Income from continuing operations (GAAP)	94.1	76.0	143.2	140.8
Provision for income taxes	19.8	22.1	33.1	37.6
Interest expense, net	19.2	19.7	38.4	38.7
Interest income	(0.4)	(2.6)	(0.9)	(3.3)
EBIT	132.7	115.2	213.8	213.8
Exit and disposal, and facility rationalization costs	7.5	7.3	10.6	10.8
Inventory step-up amortization and acquisition costs	1.3	4.9	2.2	5.6
Impairment charges	—	—	—	—
Losses from acquisitions and disposals	0.1	2.0	3.5	2.2
Losses from insurance	0.5	—	0.5	—
Losses from litigation	0.1	—	0.1	—
Losses on extinguishment of debt	—	—	—	8.8
Total non-comparable items	9.5	14.2	16.9	27.4
Adjusted EBIT	142.2	129.4	230.7	241.2
Depreciation	20.3	21.2	40.6	41.4
Amortization	29.2	29.8	58.2	60.5
Adjusted EBITDA	$191.7	$180.4	$329.5	$343.1
Divided by:
Total revenues	$1,177.8	$965.4	$2,118.7	$1,924.6
Adjusted EBITDA margin	16.3%	18.7%	15.6%	17.8%

IV

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30, 2021
(in millions)	CCM	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$177.4	$(12.9)	$6.6	$(37.3)
Non-operating expense (income)(1)	0.1	—	1.1	(0.1)
EBIT	177.3	(12.9)	5.5	(37.2)
Exit and disposal, and facility rationalization costs	—	7.7	(0.2)	—
Inventory step-up amortization and acquisition costs	—	—	—	1.3
Impairment charges	—	—	—	—
(Gains) losses from acquisitions and disposals	(0.1)	—	0.2	—
Losses from insurance	0.5	—	—	—
Losses from litigation	—	—	—	0.1
Losses on extinguishment of debt	—	—	—	—
Total non-comparable items	0.4	7.7	—	1.4
Adjusted EBIT	177.7	(5.2)	5.5	(35.8)
Depreciation	12.0	6.0	1.4	0.9
Amortization	11.5	12.7	4.5	0.5
Adjusted EBITDA	$201.2	$13.5	$11.4	$(34.4)
Divided by:
Total revenues	$937.3	$168.9	$71.6	$—
Adjusted EBITDA margin	21.5%	8.0%	15.9%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Three Months Ended June 30, 2020
(in millions)	CCM	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$137.6	$(1.5)	$(5.2)	$(16.4)
Non-operating expense (income)(1)	2.6	0.2	—	(3.5)
EBIT	135.0	(1.7)	(5.2)	(12.9)
Exit and disposal, and facility rationalization costs	0.2	5.0	2.1	—
Inventory step-up amortization and acquisition costs	—	—	—	4.9
Impairment charges	—	—	—	—
Losses from acquisitions and disposals	2.0	—	—	—
Losses (gains) from insurance	—	—	—	—
Losses (gains) from litigation	—	—	—	—
Losses on extinguishment of debt	—	—	—	—
Total non-comparable items	2.2	5.0	2.1	4.9
Adjusted EBIT	137.2	3.3	(3.1)	(8.0)
Depreciation	12.5	6.6	1.3	0.8
Amortization	12.5	13.1	4.1	0.1
Adjusted EBITDA	$162.2	$23.0	$2.3	$(7.1)
Divided by:
Total revenues	$734.9	$184.0	$46.5	$—
Adjusted EBITDA margin	22.1%	12.5%	4.9%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

V

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Six Months Ended June 30, 2021
(in millions)	CCM	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$298.7	$(23.6)	$10.9	$(67.5)
Non-operating expense(1)	2.3	—	1.5	0.9
EBIT	296.4	(23.6)	9.4	(68.4)
Exit and disposal, and facility rationalization costs	—	10.2	0.4	—
Inventory step-up amortization and acquisition costs	—	—	0.1	2.1
Impairment charges	—	—	—	—
Losses from acquisitions and disposals	2.2	0.3	0.2	0.8
Losses from insurance	0.5	—	—	—
Losses from litigation	—	—	—	0.1
Losses on extinguishment of debt	—	—	—	—
Total non-comparable items	2.7	10.5	0.7	3.0
Adjusted EBIT	299.1	(13.1)	10.1	(65.4)
Depreciation	23.9	12.3	2.6	1.8
Amortization	23.0	25.3	8.9	1.0
Adjusted EBITDA	$346.0	$24.5	$21.6	$(62.6)

Total revenues	$1,656.6	$324.7	$137.4	$—
Adjusted EBITDA margin	20.9%	7.5%	15.7%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Six Months Ended June 30, 2020
(in millions)	CCM	CIT	CFT	Corporate and unallocated
Operating income (loss) (GAAP)	$245.3	$14.9	$(2.4)	$(36.1)
Non-operating expense (income)(1)	2.9	(0.6)	(3.3)	8.9
EBIT	242.4	15.5	0.9	(45.0)
Exit and disposal, and facility rationalization costs	0.3	8.4	2.1	—
Inventory step-up amortization and acquisition costs	0.2	—	0.2	5.2
Impairment charges	—	—	—	—
Losses (gains) from acquisitions and disposals	2.3	—	—	(0.1)
Losses (gains) from insurance	—	—	—	—
Losses (gains) from litigation	—	—	—	—
Losses on extinguishment of debt	—	—	—	8.8
Total non-comparable items	2.8	8.4	2.3	13.9
Adjusted EBIT	245.2	23.9	3.2	(31.1)
Depreciation	24.7	12.6	2.6	1.5
Amortization	25.1	26.2	9.0	0.2
Adjusted EBITDA	$295.0	$62.7	$14.8	$(29.4)

Total revenues	$1,411.3	$408.5	$104.8	$—
Adjusted EBITDA margin	20.9%	15.3%	14.1%	NM
(1)Includes other non-operating (income) expense, which may be presented in separate line items on the Condensed Consolidated Statements of Income.
VI

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted net income and Adjusted EPS

Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Carlisle's adjusted net income and adjusted diluted earning per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$99.3	$1.87		$75.4	$1.36
Less: income (loss) from discontinued operations (GAAP)		5.2	0.10		(0.6)	(0.01)
Income from continuing operations (GAAP)		$94.1	$1.77		$76.0	$1.37
Exit and disposal, and facility rationalization costs	7.5	5.7	0.11	7.3	5.5	0.10
Inventory step-up amortization and acquisition costs	1.3	1.1	0.02	4.9	3.7	0.07
Impairment charges	—	—	—	—	—	—
Losses from acquisitions and disposals	0.1	0.1	—	2.0	2.0	0.04
Losses from insurance	0.5	0.4	0.01	—	—	—
Losses from litigation	0.1	0.1	—	—	—	—
Losses on extinguishment of debt	—	—	—	—	—	—
Acquisition-related amortization(3)	27.9	21.1	0.40	29.4	22.4	0.40
Discrete tax items(4)	—	(8.2)	(0.15)	—	(1.4)	(0.03)
Total adjustments		20.3	0.39		32.2	0.58
Adjusted net income		$114.4	$2.16		$108.2	$1.95
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VII

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted net income and Adjusted EPS

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$151.5	$2.84		$137.2	$2.45
Less: income (loss) from discontinued operations (GAAP)		8.3	0.16		(3.6)	(0.07)
Income from continuing operations (GAAP)		143.2	2.68		140.8	2.52
Exit and disposal, and facility rationalization costs	10.6	8.0	0.15	10.8	8.2	0.15
Inventory step-up amortization and acquisition costs	2.2	1.7	0.03	5.6	4.3	0.08
Impairment charges	—	—	—	—	—	—
Losses from acquisitions and disposals(3)	3.5	2.6	0.05	2.2	2.5	0.05
Losses from insurance	0.5	0.4	0.01	—	—	—
Losses from litigation	0.1	0.1	—	—	—	—
Losses on extinguishment of debt	—	—	—	8.8	6.6	0.12
Acquisition-related amortization(4)	56.0	42.4	0.79	59.7	45.3	0.80
Discrete tax items(5)	—	(9.8)	(0.18)	—	(5.0)	(0.09)
Total adjustments		45.4	0.85		61.9	1.11
Adjusted net income		$188.6	$3.53		$202.7	$3.63
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)After-tax impact includes discrete items related to indemnification asset write-offs, which had a zero impact to net income and diluted EPS ($(0.8) million in the first six months of 2021 and $0.1 million in the first six months of 2020).
(4)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(5)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

VIII

Carlisle Companies Incorporated
Transaction EBITDA and EBITDA Margin

Earnings before interest, taxes, depreciation and amortization ("EBITDA") transaction EBITDA and transaction EBITDA margin is intended to provide investors and others with information about performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Henry's EBITDA, transaction EBITDA and transaction EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

(in millions)	LTM 5/31/2021
Estimated Henry revenue (GAAP)	$507
Adjustment to annualize acquired revenue	4
Transaction revenue	$511

Estimated Henry net income (GAAP)	$32
Income tax expense	10
Interest expense	24
Depreciation and amortization	40
Henry EBITDA	106
Adjustment to annualize acquired EBITDA	2
Transaction adjustments(1)	11
Transaction EBITDA	$119

Transaction EBITDA margin	23%
(1)Transaction adjustments include other adjustments related to gains and losses from acquisitions, insurance, litigation, exit and disposal and other items.

IX